As Filed With the Securities and Exchange Commission on February 8, 2013	Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

04-3216862
(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Drutz, M.D.
Chief Executive Officer
DARA BioSciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Please send copies of all communications to:
Mark R. Busch, Esq.
K&L Gates LLP
214 North Tryon Street, 47th Floor
Charlotte, N.C.  28202
(704) 331-7440
_____________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock	4,013,157	$1.10	$4,414,473	$602.13
Total Registration Fee	4,013,157	$1.10	$4,414,473	$602.13

(1)  Represents 328,947 shares of common stock which are issuable upon conversion of the Registrant’s Series B-4 convertible preferred stock and 3,684,210 shares of common stock which are issuable upon conversion of certain warrants.  In addition to the shares of the Registrant’s common stock set forth in the table above, pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registrant is registering an indeterminate number of shares of the Registrant’s common stock issuable upon conversion of the Registrant’s Series B-4 convertible preferred stock and exercise of the warrants in connection with stock splits, stock dividends, recapitalizations or similar events. No additional registration fee has been paid for such shares of our common stock.

(2)  Estimated solely for the purposes of calculating the registration fee pursuant to Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s common stock on February 6, 2013, as reported by the Nasdaq Capital Market.

(3)  Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDER IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2013

4,013,157 SHARES OF COMMON STOCK

OF

DARA BIOSCIENCES, INC.

_____________________

This prospectus relates to the resale, from time to time, of up to 4,013,157 shares of our common stock, par value $0.01 per share, by the selling stockholder identified in this prospectus under “Selling Stockholder.” We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

The selling stockholder may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

Our common stock trades on the NASDAQ Capital Market under the symbol “DARA.”  The last reported sale price of our common stock on February 6, 2013 was $1.11 per share.  You are urged to obtain current market quotations for the common stock.

Investing in our securities involves a high degree of risk.   See “Risk Factors” beginning on page 3 of this prospectus for more information.
_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

_____________________

The date of this prospectus is [•], 2013.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.  It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in the prospectus.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “DARA,” the “Company,” “we,” “us” and “our” refer to DARA BioSciences, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. You should read carefully this prospectus and any other offering materials, together with the additional information described under “Risk Factors”, “Where You Can Find More Information” and “Incorporation of Certain Information By Reference,”.

Overview

DARA BioSciences, Inc. (NASDAQ: DARA) is a specialty pharmaceutical company focused on the development and commercialization of oncology treatment and supportive care pharmaceutical products. Through our acquisition of Oncogenerix, Inc., which occurred on January 17, 2012, we acquired exclusive U.S. marketing rights to our first commercial proprietary product, Soltamox® (oral liquid tamoxifen). Soltamox® has been approved by the U.S. Food and Drug Administration (“FDA”) for the treatment of breast cancer. We have an exclusive license to distribute, promote, market and sell Gelclair® for treatment of certain approved indications in the United States and the right to subcontract certain of those licensed rights to subcontractors. Gelclair® is an FDA-cleared product indicated for the treatment of oral mucositis. In addition, we have a marketing agreement with Innocutis Holdings, LLC pursuant to which we will promote Bionect® (hyaluronic acid sodium salt, 0.2%) within the oncology and radiation oncology marketplace.  Bionect® has been 510(k) cleared by the FDA for the management of irritation of the skin as well as first and second degree burns. Additionally, we continue to have an internal clinical development program focused on two drug candidates, KRN5500 and DB959.

Corporate Information

Our executive offices are located at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, and our telephone number is 919.872.5578.  Our Internet address is www.darabiosciences.com.  The information on our website is not incorporated by reference into this prospectus supplement, and you should not consider it part of this prospectus supplement or the accompanying prospectus. DARA BioSciences, Inc. was incorporated on June 22, 2002.

Recent Developments

December 2012 Financing Transaction

On December 28, 2012, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Alpha Capital Anstalt (the “Investor”) providing for our issuance and sale (the “Transaction”) of $2,800,000 of shares of Series B-3 and Series B-4 convertible preferred stock (convertible into a combined total of 3,684,210 shares of common stock).  In connection with the purchase of shares of Series B-3 and B-4 convertible preferred stock in the Transaction, the Investor received warrants to purchase a number of shares of common stock equal to the number of shares of common stock into which such investor’s shares of Series B-3 and B-4 convertible preferred stock are convertible, at an exercise price equal to $1.05 (the “Warrants”). Each warrant is exercisable at any time on or after the six-month anniversary of date of issuance (the “Initial Exercise Date”). One-half of the warrants are exercisable for two years from the Initial Exercise Date, but not thereafter, and the other half are exercisable for five years from the Initial Exercise Date, but not thereafter.

Shares of Series B-3 and B-4 convertible preferred stock have a liquidation preference equal to $1,000 per share and, subject to certain ownership limitations as described below, are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price of $0.76 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. In addition, until such time that during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds 250% of the then effective conversion price for each of any 25 trading days during such 30 consecutive trading days and the average daily dollar trading volume during such period exceeds $250,000 per trading day, if the Company sells or grants any option to purchase or sell any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price (the “Base Conversion Price”), then the conversion price shall be reduced to equal the Base Conversion Price.

Gemcitabine

In February 2012, we entered into an Exclusive Distribution Agreement with Uman Pharma Inc. pursuant to which we received an exclusive license to import, sell, market and distribute Uman’s gemcitabine lyophilized powder product in 200mg and 1g dosage sizes in the U.S. Gemcitabine went off patent in 2011 in the U.S. and is widely prescribed as first-line therapy for ovarian, breast, lung and pancreatic cancers. Uman originally intended to file an Abbreviated New Drug Application for gemcitabine with the FDA in the second half of 2012.

Due to the current U.S. market conditions for gemcitabine lyophilized powder, Uman did not file an Abbreviated New Drug Application for gemcitabine with the FDA in 2012.  In fact, pricing pressure on gemcitabine makes it unlikely that Uman will be able to manufacture and we will be able to commercialize gemcitabine in the U.S. at prices competitive enough to establish any significant market share.  As a result, we believe it is unlikely we will ever commercialize gemcitabine in the U.S. under our Exclusive Distribution Agreement with Uman.

Bionect® Patent Litigation

On November, 2012, a suit was filed in the United States District Court District of Columbia naming DARA as a defendant. Plaintiff in the suit is GlycoBioSciences, Inc.  Also named as defendant is Innocutis Holdings, LLC (“Innocutis”). Plaintiff alleges that defendants’ distribution and sale of Bionect infringes on certain of plaintiff’s patents and plaintiff seeks to enjoin defendants’ alleged patent infringement and seeks unspecified damages and costs. Pursuant to our license agreement with Innocutis, Innocutis is required to indemnify us in connection with this lawsuit.  As a result, Innocutis has assumed our defense. We believe the claim to be substantially without merit, and while no assurance can be given regarding the outcome of this litigation, we believe that the resolution of this matter will not have a material adverse effect on our financial position or results of operations.

THE OFFERING

Shares of common stock offered by us	None
Shares of common stock offered by the selling stockholder	4,013,157
Shares of common stock outstanding before this offering	23,987,087
Shares of common stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	28,000,244
Use of proceeds	We will not receive any proceeds from the resale of the common stock by the selling stockholder.
Risk factors	You should carefully read and consider the information set forth under “Risk Factors” below, before deciding to invest in our securities.

The number of shares of common stock outstanding before and after the offering is based on 23,987,087 shares outstanding as of February 6, 2013, and excludes:

●	725,936 shares of common stock issuable upon the conversion of outstanding shares of Series A, Series B-2, Series B-3 and Series B-4 preferred stock;

●	15,708,449 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.81 per share;

●	1,781,887 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $1.47 per share;

●	4,270,939 shares of common stock reserved for future grants and awards under our equity incentive plans; and

●
Up to 891,648 shares of common stock that may be issued to former Oncogenerix, Inc. stockholders, based upon our company’s achievement of certain revenue or market capitalization milestones during the 60 months following the merger with Oncogenerix, which occurred on January 17, 2012.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, incorporated by reference herein, before making an investment decision. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.  You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

All proceeds from the resale of the shares of our common stock offered by this prospectus will belong to the selling stockholder identified in this prospectus under “Selling Stockholder.” We will not receive any proceeds from the resale of the shares of our common stock by the selling stockholder. We will receive proceeds from any cash exercise of the Warrants. We intend to use any proceeds from any such exercise for commercial activities related to Soltamox®, our FDA-approved treatment for breast cancer, and Gelclair, our FDA-cleared Product for the treatment of oral mucositis which we expect to launch in the first half of 2013, as well as for working capital and general corporate purposes. There is no assurance that the Warrants will ever be exercised.

SELLING STOCKHOLDER

This prospectus relates to the possible resale of up to 4,013,157 shares of our common stock, par value $0.01 per share, by the Investor. Such shares are issuable to the Investor upon the conversion of the Series B-4 convertible preferred stock and the exercise of the Warrants issued to the Investor in the December 2012 financing transaction described in greater detail in “Recent Developments” above.

The following table sets forth information with respect to the beneficial ownership of our common stock held as of February 6, 2013 by the Investor, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the Investor assuming all the shares registered hereunder are sold. The registration of the shares of common stock issuable to the Investor upon the conversion of the Series B-4 convertible preferred stock and the exercise of the Warrants does not necessarily mean that the Investor will sell all or any particular portion of the shares. The Investor does not, and within the past three years has not had, any position, office or other material relationship with us or any of our predecessors or affiliates.

	Beneficial Ownership Before Offering		Beneficial Ownership After Offering
Selling Stockholder	Number of Shares Owned (2)	Shares Offered Hereby	Number of Shares Owned	Percent
Alpha Capital Anstalt (1)	1,235,928	4,013,157	-	0.0%

(1)
Konrad Ackerman is the director of Alpha Capital Anstalt and as such has voting and investment power over the securities owned by the selling stockholder. Mr. Ackerman disclaims beneficial ownership over these shares.  Alpha Capital Anstalt is not a registered broker-dealer or an affiliate of a registered broker-dealer.

(2)
Represents shares of common stock issuable upon conversion of shares of Series B-3 preferred stock and Series B-4 preferred stock and upon exercise of Warrants held by the Investor. The terms of each of these securities include a blocker provision that does not permit conversion or exercise to the extent it would cause the holder to hold more than 4.9% of our outstanding common stock. Accordingly, the number of shares owned excludes shares of common stock that exceed this ownership limitation

PLAN OF DISTRIBUTION

The Investor and any of its pledgees, assignees and successors-in-interest (the “Selling Stockholders”) may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales.  Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina 28202.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Berman & Company, P.A., independent registered public accounting firm, has audited the balance sheet of Oncogenerix, Inc. as of December 31, 2011 and the related statements of operations, stockholders’ deficit and cash flows for the five months ended December 31, 2011, the balance sheet of Oncogenerix, Inc. as of July 31, 2011 and the related statements of operations, stockholders’ deficit and cash flows from February 2, 2011 (inception) to July 31, 2011 and the notes to these financial statements included in our Current Report on Form 8-K/A filed with the Commission on April 2, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of Oncogenerix, Inc. are incorporated by reference in reliance on Berman & Company, P.A.’s report, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as DARA BioSciences, Inc. (http://www.sec.gov). Our web site is located at http://www.darabiosciences.com. The information contained on our web site is not part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 17, 2012;

●
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 filed with the SEC on May 14, 2012, August 14, 2012 and November 14, 2012, respectively; and

●
Our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 17, 2012, January 18, 2012, February 6, 2012, February 15, 2012, March 29, 2012, April 2, 2012, April 9, 2012, April 17, 2012, May 17, 2012, May 25, 2012, May 29, 2012, June 5, 2012, July 19, 2012, July 19, 2012, August 20, 2012, August 21, 2012, September 17, 2012, December 6, 2012, and December 31, 2012, (other than any portions thereof deemed furnished and not filed).

●
The description of our common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12 of the Exchange Act on April 4, 1994, including any further amendment or report filed hereafter for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may request a copy of these filings, at no cost, by writing or calling us at the following:

DARA BioSciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578
Attention: Investor Relations

Copies of the documents incorporated by reference may also be found on our website at www.darabiosciences.com.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions.

SEC Registration Fee	$411
Accounting fees and expenses	15,000
Legal fees and expenses	15,000
Miscellaneous	4,589
Total	$35,000

Item 15.  Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (“DGCL”), provides, among other things, that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s certificate of incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a known violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper impersonal benefit. In addition, the certificate of incorporation of the Company provides that the Company shall indemnify each person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, one of the Company’s directors or officers or is or was serving, or has agreed to serve, at the Company’s request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

All of the Company’s directors and officers are covered by insurance policies maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 16.  Exhibits.

The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness;  provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DARA BIOSCIENCES, INC.

Dated: February 8, 2013	By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer and Chief Medical Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints David J. Drutz and David Tousley his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ David Drutz	Director, Chief Executive Officer and Chief Medical Officer	February 8, 2013
David Drutz	(Principal Executive Officer)

/s/ David Tousley	Acting Chief Financial Officer	February 8, 2013
David Tousley	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher Clement	Director, President and Chief Operating Officer	February 8, 2013
Christopher Clement

/s/ Haywood Cochrane	Director	February 8, 2013
Haywood Cochrane

/s/ Timothy Heady	Director	February 8, 2013
Timothy Heady

/s/ Stephen Jaeger	Director	February 8, 2013
Stephen Jaeger

/s/ Gail Lieberman	Director	February 8, 2013
Gail Lieberman

EXHIBIT INDEX

Exhibit	Description

4.1	Specimen stock certificate for common stock (incorporated by reference to the Company’s Report on Form 8-K filed on February 12, 2008)

5	Opinion of K&L Gates LLP as to legality of securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Berman & Company, P.A.

23.3	Consent of K&L Gates LLP (contained in Exhibit 5)

24	Power of Attorney (included on signature page)